EXHIBIT 99

[Middlefield Banc Corp Logo]

15985 East High Street
P. O. Box 35
Middlefield, Ohio 44062
Phone: 440/632-1666 FAX: 440/632-1700
www.middlefieldbank.com

PRESS RELEASE

Contact:	James R. Heslop, 2nd Executive Vice President/Chief Operating Officer (440) 632-1666 Ext. 3219 jheslop@middlefieldbank.com

Middlefield Banc Corp. Reports Third Quarter Performance

MIDDLEFIELD, OHIO, October 21, 2003 #### Middlefield Banc Corp. (Pink Sheets: MBCN) reported third quarter 2003 net income of $702,185, up 9.8% from the $639,357 earned during the same period last year. Year-to-date earnings were $1,969,881, representing an increase of 11.9% over the net income reported for the first nine months of 2002. Diluted earnings per share for the third quarter and for the year-to-date are $0.60 and $1.70. These compare to the similar 2002 figures of $0.55 and $1.52, respectively.

The Company’s key ratios for the quarter and for the first nine months of 2003 reflect mixed results in comparison to the same periods last year. Returns on average assets (ROA) for the quarter and year-to-date were 1.10% and 1.08%, respectively, compared to 1.16% and 1.12% a year ago. Returns on average equity (ROE) were improved at 12.29% for the quarter and 11.74% year-to-date compared to 12.21% and 11.48% respectively last year. The Company’s efficiency ratio for the quarter was 60.19% and 59.49% for the first nine months of the year. The comparable ratios for 2002 were 55.61% and 57.79%, respectively. Middlefield Banc Corp.’s net interest margin was 3.91% for the quarter, up slightly from 2002’s 3.88%. For the nine month periods, the 2003 result is 3.91%, down slightly from the 4.01% recorded in 2002.

“During the first nine months of this year, we have opened a new banking office in Orwell and have begun offering a full range of financial services in conjunction with UVEST Financial Services®. Although these moves have negatively impacted our efficiency ratio, we do anticipate that the impact of both of these actions will be positive in the near term,” commented Thomas G. Caldwell, President and CEO. “The improved return on equity for both reporting periods with the resilience of our net interest margin for the third quarter are very gratifying.”

Non-interest income for the quarter increased 31.5% from the amount reported for the third quarter of 2002. A similar improvement was recorded for the three quarters of

2003, as non-interest income was 21.6% higher than the same period of last year. Contributing to these results were an overall increase in fee income related to deposit accounts as well as the earnings from bank-owned life insurance.

Non-interest expense for the quarter was $1.6 million, compared to $1.3 million for the same period of 2002. The comparable nine month figures are $4.5 million and $3.9 million respectively. The increased level of non-interest expense for 2003 reflects the opening of a new banking office, the addition of financial services, increased health care costs, and the introduction of a new logo and marketing image for the company and its subsidiary bank.

“Our new banking office in Orwell is well exceeding both loan and deposit projections,” noted Donald L. Stacy, Treasurer and Chief Financial Officer. “Our new logo and marketing campaign have been very well received. They serve to portray our organization as the dynamic financial services company that we have become. We anticipate that our affiliation with UVEST Financial Services® will have a positive improvement on our bottom line as it continues to mature.”

Total assets increased 16.1% over the prior year, ending the third quarter of 2003 at $261.0 million as compared to $224.8 million at September 30, 2002. Net loans at September 30, 2003, were $186.3 million, up 11.6% from September 30, 2002. The investment portfolio also experienced growth between the two periods, being up 34.2% over the 2002 balance. Deposit totals were $219.1 million at the end of the third quarter of 2003. This is an increase of 17.7% from the level at mid-year 2002.

Credit quality remained a strong focus for the company. For the year-to-date, the company has experienced net charge-offs of only $9,718. Non-performing loan and non-performing asset levels, at September 30, 2003, were 0.18% and 0.13%, respectively. The comparable figures at the same point in 2002 were 0.20% and 0.15%. The Company’s loan loss reserve at the end of the quarter was 1.38% of period-end loans, 6 basis points stronger than a year ago. President and Chief Executive Officer Thomas G. Caldwell stated, “We have added extra focus to the quality of our loan portfolio. We believe that our underwriting standards and our attention to our local communities and customers have permitted us to keep our exposures at reasonable levels.”

Caldwell continued, “Our commitment to our shareholders remains strong. Our continuing goal is to provide them with a fair return, while generating conservative growth. We firmly believe that our approach to being a full service community bank will position us well to continue this trend.”

Middlefield Banc Corp. and The Middlefield Banking Company are headquartered in Middlefield, Ohio. The bank operates full service banking centers and a UVEST Financial Services® brokerage office serving Chardon, Garrettsville, Mantua, Middlefield, and Orwell, Ohio.

This announcement contains forward-looking statements that involve risk and uncertainties, including changes in general economic and financial market conditions and the Company’s ability to execute its business plans. Although management believes the expectations reflected in such statements are reasonable, actual results may differ materially.

MIDDLEFIELD BANC CORP.
FINANCIAL HIGHLIGHTS
QUARTERLY DATA
(Dollars in thousands, except per share)

	SEPTEMBER 2003	JUNE 2003	SEPTEMBER 2002

EARNINGS:

Net interest income	$2,270,201	$2,175,419	$1,994,884

Provision for loan losses	105,000	105,000	75,000

Non-interest income	375,363	358,102	285,499

Security (losses) gains	0	0	0

Non-interest expense	1,592,379	1,613,208	1,268,026

Federal income taxes	246,000	200,363	298,000

NET INCOME	$702,185	$614,950	$639,357

PER SHARE:

Basic earnings	$0.61	$0.53	$0.55

Diluted earnings	0.60	0.53	0.55

Common dividends	0.21	0.20	0.19

Book value	19.83	19.61	18.36

WEIGHTED AVERAGE SHARES OUTSTANDING:

Basic	1,158,971	1,156,245	1,156,181

Diluted	1,162,366	1,159,275	1,159,277

PERIOD END BALANCE SHEET:

Assets	$260,968,090	$249,885,875	$224,843,468

Securities	52,676,332	40,507,882	39,249,739

Total loans	188,947,859	182,418,551	169,158,698

Allowance for loan losses	2,605,767	2,512,866	2,226,813

Deposits	219,070,209	206,115,632	186,082,858

Total shareholders’ equity	22,979,984	22,709,943	21,228,075

Total capital ratio	8.81%	9.09%	9.44%

AVERAGE BALANCE SHEET:

Assets	$255,426,983	$244,241,700	$219,729,509

Earning assets	238,564,234	228,518,674	210,969,233

Loans	185,887,150	181,863,235	167,459,156

Deposits	214,615,616	200,987,836	182,573,110

Shareholders’ equity	22,845,964	20,882,567	20,950,729

KEY RATIOS (%):

Return on average assets (ROA)	1.10%	1.01%	1.16%

Return on average shareholders’ equity (ROE)	12.29%	11.78%	12.21%

Net interest margin	3.91%	3.94%	3.88%

Net overhead	2.04%	2.20%	1.86%

Efficiency ratio	60.19%	63.67%	55.61%

CREDIT QUALITY:

Non-accrual loans	$334,081	$509,545	$338,429

Restructured loans	0	0	0

90 day past due and accruing	0	0	0

Non-performing loans	334,081	509,545	338,429

Other real estate owned	0	0	0

Non-performing assets	$334,081	$509,545	$338,429

Charge-offs	$28,321	$10,710	$24,246

Recoveries	16,222	28,965	14,015

Net charge-offs (recoveries)	$12,099	$(18,255)	$10,231

Allowance for loan losses as a percent of period-end loans (%)	1.38%	1.38%	1.32%

Net charge-offs (annualized) as a percent of average loans (%)	0.01%	-0.04%	0.01%

Non-performing loans as a percent of loans	0.18%	0.28%	0.20%

Non-performing assets as a percent of assets	0.13%	0.20%	0.15%

MIDDLEFIELD BANC CORP.
FINANCIAL HIGHLIGHTS
YEAR-TO-DATE DATA
(Dollars in thousands, except per share)

	SEPTEMBER 2003	JUNE 2003	SEPTEMBER 2002

EARNINGS:

Net interest income	$6,582,110	$4,311,909	$5,872,019

Provision for loan losses	315,000	210,000	225,000

Non-interest income	1,009,502	634,139	830,291

Security (losses) gains	542	542	0

Non-interest expense	4,516,345	2,923,966	3,873,120

Federal income taxes	790,928	544,928	844,000

NET INCOME	$1,969,881	$1,267,696	$1,760,190

PER SHARE:

Basic earnings	$1.70	$1.10	$1.52

Diluted earnings	1.70	1.09	1.52

Common dividends	0.61	0.40	0.55

Book value	19.86	19.61	18.34

WEIGHTED AVERAGE SHARES OUTSTANDING:

Basic	1,157,125	1,156,188	1,157,670

Diluted	1,160,050	1,158,877	1,159,250

PERIOD END BALANCE SHEET:

Assets	$260,968,090	$249,885,875	$224,843,468

Securities	52,676,333	40,507,882	39,249,739

Total loans	188,947,859	182,418,551	169,158,698

Allowance for loan losses	2,605,767	2,512,866	2,226,813

Deposits	219,070,209	206,115,632	186,082,858

Total shareholders’ equity	22,979,984	22,709,943	21,228,075

Total capital ratio	8.81%	9.09%	9.44%

AVERAGE BALANCE SHEET:

Assets	$244,288,115	$237,073,107	$210,290,121

Earning assets	230,588,121	225,224,016	200,636,435

Loans	181,176,430	178,782,048	161,137,481

Deposits	201,055,436	194,162,968	174,917,622

Shareholders’ equity	22,366,253	21,581,058	20,445,132

KEY RATIOS (%):

Return on average assets (ROA)	1.08%	1.07%	1.12%

Return on average shareholders’ equity (ROE)	11.74%	11.75%	11.48%

Net interest margin	3.91%	3.94%	4.01%

Net overhead	2.03%	2.03%	2.02%

Efficiency ratio	59.49%	59.11%	57.79%

CREDIT QUALITY:

Non-accrual loans	$334,081	$509,545	$338,429

Restructured loans	0	0	0

90 day past due and accruing	0	0	0

Non-performing loans	334,081	509,545	338,429

Other real estate owned	0	0	0

Non-performing assets	$334,081	$509,545	$338,429

Charge-offs	$56,641	$28,319	$115,349

Recoveries	46,923	30,700	54,910

Net charge-offs (recoveries)	$9,718	$(2,381)	$60,439

Allowance for loan losses as a percent of period-end loans (%)	1.38%	1.38%	1.32%

Net charge-offs (annualized) as a percent of average loans (%)	0.01%	0.00%	0.05%

Non-performing loans as a percent of loans	0.18%	0.28%	0.20%

Non-performing assets as a percent of assets	0.13%	0.20%	0.15%

MIDDLEFIELD BANC CORP.
CONSOLIDATED STATEMENTS OF INCOME
QUARTERLY DATA
(Dollars in thousands, except per share data)

	SEPTEMBER 2003	JUNE 2003	SEPTEMBER 2002

INTEREST INCOME

Loans (including fees)	$3,270,175	$3,209,192	$3,126,762

Deposits in other institutions	3,850	4,719	36,235

Securities:

Taxable	270,921	275,853	307,806

Exempt from federal income taxes	121,503	113,502	102,623

Federal funds sold and other temp investments	20,837	9,906	0

Dividends on FHLB stock	12,987	12,926	12,185

Total interest income	3,700,273	3,626,098	3,585,611

INTEREST EXPENSE

Deposits	1,227,318	1,236,828	1,410,512

Federal funds purchased and securities sold under agreement to repurchase	365	1,049	5,777

Federal Home Loan Bank advances	202,389	212,802	174,438

Total interest expense	1,430,072	1,450,679	1,590,727

Net interest income	2,270,201	2,175,419	1,994,884

Provision for loan losses	105,000	105,000	75,000

Net interest income after provision for loan losses	2,165,201	2,070,419	1,919,884

NON-INTEREST INCOME

Service charges on deposit accounts	269,757	251,910	245,343

Security gains (losses)	0	0	0

Other operating income	105,606	106,192	40,156

Total non-interest income	375,363	358,102	285,499

NON-INTEREST EXPENSE

Salaries and employee benefits	829,874	810,919	625,624

Net occupancy	105,248	106,492	85,296

Equipment	89,649	57,586	92,112

Data processing costs	93,601	70,958	87,228

Ohio state franchise tax	75,000	75,000	67,500

Other expense	399,007	492,253	310,266

Total non-interest expense	1,592,379	1,613,208	1,268,026

Income before federal income taxes	948,185	815,313	937,357

Income tax expense	246,000	200,363	298,000

Net income	$702,185	$614,950	$639,357

NET INCOME PER COMMON SHARE:

Basic	$0.61	$0.53	$0.55

Diluted	$0.60	$0.53	$0.55

MIDDLEFIELD BANC CORP.
CONSOLIDATED STATEMENTS OF INCOME
YEAR-TO-DATE DATA
(Dollars in thousands, except per share data)

	SEPTEMBER 2003	JUNE 2003	SEPTEMBER 2002

INTEREST INCOME

Loans (including fees)	$9,609,355	$6,339,180	$9,204,917

Deposits in other institutions	15,670	11,820	91,358

Securities:

Taxable	855,382	584,461	867,607

Exempt from federal income taxes	354,595	233,092	313,239

Federal funds sold and other temp investments	40,050	19,213	0

Dividends on FHLB stock	38,842	25,855	33,953

Total interest income	10,913,894	7,213,621	10,511,074

INTEREST EXPENSE

Deposits	3,709,505	2,482,187	4,155,138

Federal funds purchased and securities sold under agreement to repurchase	3,704	3,339	9,323

Federal Home Loan Bank advances	618,575	416,186	474,594

Total interest expense	4,331,784	2,901,712	4,639,055

Net interest income	6,582,110	4,311,909	5,872,019

Provision for loan losses	315,000	210,000	225,000

Net interest income after provision for loan losses	6,267,110	4,101,909	5,647,019

NON-INTEREST INCOME

Service charges on deposit accounts	760,318	490,561	712,391

Security gains (losses)	542	542	0

Other operating income	249,184	143,578	117,900

Total non-interest income	1,010,044	634,681	830,291

NON-INTEREST EXPENSE

Salaries and employee benefits	2,287,264	1,457,390	1,877,547

Net occupancy	310,292	205,044	260,498

Equipment	227,261	137,612	256,487

Data processing costs	281,031	187,430	256,359

Ohio state franchise tax	225,050	150,050	202,550

Other expense	1,185,447	786,440	1,019,679

Total non-interest expense	4,516,345	2,923,966	3,873,120

Income before federal income taxes	2,760,809	1,812,624	2,604,190

Income tax expense	790,928	544,928	844,000

Net income	$1,969,881	$1,267,696	$1,760,190

NET INCOME PER COMMON SHARE:

Basic	$1.70	$1.10	$1.52

Diluted	$1.70	$1.09	$1.52

MIDDLEFIELD BANC CORP.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	SEPTEMBER 2003	JUNE 2003	SEPTEMBER 2002

ASSETS

Cash and due from banks	$4,216,941	$6,102,703	$4,846,689

Federal funds sold and other temp investments	2,967,618	8,809,402	5,171,007

Securities:

Available for sale	49,911,627	37,241,937	31,961,166

Held to maturity	2,764,706	3,265,945	7,288,573

Total securities	52,676,333	40,507,882	39,249,739

Loans:	188,947,859	182,418,551	169,158,698

Less: reserve for loan losses	2,605,767	2,512,866	2,226,813

Net loans	186,342,092	179,905,685	166,931,885

Premises and equipment	6,913,457	6,908,111	6,330,353

Bank-owned life insurance	5,135,305	5,068,286	—

Accrued interest receivable and other assets	2,716,344	2,583,806	2,313,795

Total assets	$260,968,090	$249,885,875	$224,843,468

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits:

Demand — non-interest bearing	$29,986,047	$29,595,597	$25,583,496

Demand — interest bearing	22,749,710	21,096,468	17,475,400

Savings	64,722,200	54,867,549	47,372,399

Time deposits	101,612,252	100,556,018	95,651,563

Total deposits	219,070,209	206,115,632	186,082,858

Federal funds purchased and securities sold under agreements to repurchase	399,176	399,176	955,515

Accrued expenses and other liabilities	655,461	667,174	771,897

Federal Home Loan Bank advances	17,863,260	19,993,950	15,805,123

Total liabilities	237,988,106	227,175,932	203,615,393

Shareholders’ equity:

Common stock, no par value; 5,000,000 shares authorized	8,134,763	8,006,055	7,820,001

Retained earnings	16,315,403	15,856,470	14,541,705

Accumulated other comprehensive income	274,727	592,327	465,684

Treasury stock	(1,744,909)	(1,744,909)	(1,599,315)

Total shareholders’ equity	22,979,984	22,709,943	21,228,075

Total liabilities and shareholders’ equity	$260,968,090	$249,885,875	$224,843,468

Miscellaneous data:

Common shares issued	1,217,514	1,213,255	1,206,921

Treasury shares	55,309	55,309	50,342